PAX WORLD MONEY MARKET FUND, INC.

                           RULE 18f-3 MULTI-CLASS PLAN

                                 Amendment No. 1

                                  August , 1999


         I.       Introduction.

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of Pax World Money Market Fund, Inc. (the "Company" or "Multi-Class Fund"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges and other shareholder services of each class of shares in the Multi-Class Fund.

                  The  Company  is  an  open-end   series   investment   company
registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933 (Reg. No. 333-43587). This Plan was originally approved by the Board of Directors on ______, 1998. Upon the effective date of this Amendment, the Company hereby elects to offer multiple classes of pursuant to the provisions of this Amendment.

                  This Amendment serves to create an MMA Praxis Retail ("MMA") Class of Shares of the Multi-Class Fund for the purpose of accommodating clients and customers of MMA Capital Management.

                  II.      Allocation of Expenses.

                  Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution and service plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses to a particular class of shares:

                  (i) transfer agent fees and related expenses identified by the transfer agent as being attributable to such class of shares;



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                  (ii)              printing  and  postage  expenses  related to
                                    preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholder of such class of shares or to regulatory agencies with respect to such class of shares;

                  (iii) blue sky registration or qualification fees incurred by such class of shares;

                  (iv)              Securities    and    Exchange     Commission
                                    registration fees incurred by such class of shares;

                  (v) the expense of administrative personnel and services (including, but not limited to, those of a fund accountant, or divided paying agent charged with calculating net asset values or determining or paying dividends 1 ) as required to support the shareholders of such class of shares;

                  (vi) litigation or other legal expenses relating solely to such class of shares;

                  (vii) fees of the Company's Directors incurred as a result of issues relating to such class of shares; and

                  (viii) independent accountants'fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by the Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors and approved by a vote of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company.

                  Income, realized and unrealized capital gains and losses, and any expenses of the Multi-Class Fund not allocated to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset of the Fund.

                  III.     Class Arrangements.


                  The following summarizes the Rule 12b-1 distribution fees, shareholder servicing fees, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Fund. Additional details regarding such fees and services are set forth in the Fund's current Prospectus and Statement of Additional Information.


--------
1. Rule 18f-3 requires that services related to the management of the portfolio's assets, such as custodial fees, be borne by the fund and not by class.

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                  A.       Institutional Class Shares -

                           1.       Initial Sales Load:  None.

                           2.       Contingent Deferred Sales Charge:  None.

                           3.       Redemption Fees:  None.

                           4.       Rule 12b-1 Distribution Fees:  None.

                           5.       Rule 12b-1 Shareholder Servicing Fees: None.

                           6.       Conversion Features:  None.

                           7.       Exchange Privileges: None

                           8. Other Incidental Shareholder Services: As provided in the Prospectus.

                  B.       Individual Investor Class Shares -

                           1.       Initial Sales Load:  None.

                           2.       Contingent Deferred Sales Charge:  None.

                           3.       Redemption Fees:  None.

                           4.       Rule 12b-1 Distribution Fees:  None.

                           5. Rule 12b-1 Shareholder Servicing Fees: Up to .25% per annum of average daily net assets.

                           6.       Conversion Features:  None.

                           7.       Exchange Privileges:  As provided in the
                                    Prospectus.

                           8. Other Incidental Shareholder Services: As provided in the Prospectus.

                  C.       Broker Service Class Shares-

                           1.       Maximum Initial Sales Load:  None.
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                           2.       Contingent Deferred Sales Charge:  None.

                           3.       Redemption Fees:  None.

                           4.       Rule 12b-1 Distribution Fees: None.

                           5. Rule 12b-1 Shareholder Servicing Fees: Up to .25 per annum of the average daily net assets.

                           6. Sub-Accounting/Transfer Agent Fee: .20% per annum of the average daily net assets.

                           7.       Conversion Features:  None.

                           8.       Exchange Privileges:  None.

                           9. Other Incidental Shareholder Services: As provided in the Prospectus.

                  D.       MMA Praxis Retail Class Shares -

                           1.       Initial Sales Load:  None.

                           2.       Contingent Deferred Sales Charge:  None.

                           3.       Redemption Fees:  None.

                           4.       Rule 12b-1 Distribution Fees:  None.

                           5. Rule 12b-1 Shareholder Servicing Fees: Up to .25% per annum of average daily net assets.

                           6. Sub-Accounting/Transfer Agent Fee: [.20%] per annum of the average daily net assets.

                           7.       Conversion Features:  None.

                           8.       Exchange Privileges:  As provided in the
                                    Prospectus.

                           9. Other Incidental Shareholder Services: As provided in the Prospectus.

                  IV.      Board Review.
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                  The Board of Directors  of the Company  shall review this Plan as frequently as it deems necessary. Prior to any material amendments to this Plan, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendments(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendments(s) to the Plan.

                  In making its initial determination to approve this Plan, the Board focused on, among other things, the relationship between or among the classes and examined potential conflicts of interest between classes regarding the allocation of fees, services, waivers and reimbursement of expenses, and voting rights. The Board evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.